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                                                                    EXHIBIT 99.5

                               CUSTODIAN AGREEMENT

     THIS CUSTODIAN AGREEMENT dated as of ________ __, 200_ (this "Custodian Agreement"), is by and among GMAC EDUCATION LOAN FUNDING TRUST-I (the "Issuer"), ZIONS FIRST NATIONAL BANK, as eligible lender trustee (the "Trustee"), and [NAME OF SUBSERVICER], as custodian (the "Custodian").

     WHEREAS, the Issuer will acquire, from time to time, loans originated under Title IV, Part B of the Higher Education Act of 1965, as amended or supplemented (the "Loans"), pursuant to various loan purchase agreements; and

     WHEREAS, the Trustee will act as the eligible lender on behalf of the Issuer and will hold legal title to the Loans pursuant to an Eligible Lender Trust Agreement dated as of March 1, 2003, between the Trustee and the Issuer; and

     WHEREAS, the Issuer has entered into a Servicing Contractor Agreement dated as of March 1, 2003 (the "Servicing Contractor Agreement"), by and between the Issuer and GMAC Commercial Holding Capital Corp. (the "Contractor"), pursuant to which the Contractor will arrange for the Loans to be serviced by third party servicers; and

     WHEREAS, [NAME OF SUBSERVICER] will act as servicer of certain of the Loans for the Issuer and the Trustee pursuant to the [DESCRIBE SUBSERVICING AGREEMENT] (the "Servicing Agreement"), by and between the Contractor and [NAME OF SUBSERVICER], as servicer. [NAME OF SUBSERVICER] will hold the promissory notes for the Loans it services pursuant to the Servicing Agreement as custodian (in such capacity, a "Custodian") pursuant to this Custodian Agreement; and

     WHEREAS, the Issuer desires to contract with the Custodian to provide the custodial services set forth herein; and

     WHEREAS, the Issuer will from time to time in the future deliver, or cause the Trustee to deliver, to the Custodian, Loans to be serviced by the Custodian, as servicer;

     NOW, THEREFORE, the Trustee and the Issuer hereby authorize the Custodian to so hold all Deposited Loans (as defined below) as bailee and agent of the Trustee and authorize the Custodian to perform the following functions, and duties in connection therewith, and the Custodian agrees to perform such functions and duties (in the case of the custodian, as bailee and agent of the Trustee):

     1. DEFINITIONS. Unless otherwise defined herein, all capitalized terms used herein, including the premises thereof, shall have the meanings ascribed to such terms in the Servicing Agreement.

     "DEPOSITED LOANS" means all Loans which now or at any time hereafter are serviced by or in the possession and control of the Custodian, as servicer, pursuant to the Servicing Agreement as well as all records and other instruments and documents relating thereto.

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     2.   SAFEKEEPING OF THE DEPOSITED LOANS. The Custodian hereby agrees to act as bailee and agent to perform the following services for the Trustee and the Issuer with respect to the Deposited Loans:

          (a) To hold in its fireproof storage vault and under its exclusive control the following documents with respect to each of the Deposited Loans and shall use due care to preserve and protect the same:

               (i) copy of the original student loan application (with all required supplements);

               (ii) the original promissory note or copies of the master promissory note and related documentation;

               (iii) evidence of insurance guarantee and disbursement; and

               (iv) any other documentation provided to the Custodian pursuant to the Servicing Agreement;

     provided, however, that to the extent permitted in accordance with the rules and regulations of the Secretary or Education (the "Secretary") and/or the applicable Guarantor, the Custodian may retain any of such documentation (other than original promissory notes) on microfilm or other electronic, image or similar storage system.

          (b) To identify Deposited Loans on its computer system as being held by the Custodian as agent and bailee for the Trustee pursuant to this Agreement.

          (c) Upon the written demand of the Issuer or the Trustee, the Custodian shall deliver and immediately release to the Trustee or the agent representative of the Trustee any and all of the Deposited Loans at the time held by Custodian, as well as all related information and documents required to be held under the Servicing Agreement. The Issuer shall be liable for the servicing removal fees specified in the Servicing Agreement.

          (d) To furnish the Trustee and the Issuer monthly a list containing the names and social security numbers of the obligors of the Deposited Loans, the unpaid principal balance of all Deposited Loans of each of said obligors, and such other information with respect to the Deposited Loans which is reasonably requested by the Trustee or the Issuer.

          (e) To permit inspection, in accordance with the Servicing Agreement, at all reasonable times and upon reasonable advance notice by the Issuer or the Trustee, the Guarantors, the Secretary and any governmental agency having jurisdiction or their respective agents (including auditors) of the Deposited Loans and the records of the Custodian relating thereto, such inspection to include the right to examine and make copies of any documents relating to the Deposited Loans and to interview personnel involved in the servicing of the Deposited Loans.

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          (f)  To furnish the Issuer or the Trustee from time to time upon written request, a list of all Deposited Loans submitted for claim and the date of submission and the amount claimed.

          (g) To furnish to the Issuer or the Trustee, upon the acquisition of Deposited Loans, a confirmation that all records, documents and other instruments described in clause (a) above with respect to such Deposited Loans have been received by the Custodian.

          (h) To take any and all such other action with respect to the Deposited Loans as the Issuer, the Contractor or the Trustee may, consistent with its rights and obligations under the Servicing Agreement, reasonably request. Any actual costs incurred by the Custodian due to extraordinary requests by the Issuer, the Contractor or the Trustee beyond the scope of normal business practices shall be borne by the Contractor pursuant to the terms of the Servicing Agreement.

     The Trustee hereby appoints the Custodian as its agent solely to take physical possession and custody of the Deposited Loans and the proceeds thereof in accordance with the terms of this Custodian Agreement. The Custodian hereby accepts such appointment and agrees to service the Deposited Loans on behalf of the Issuer and for the benefit of the Trustee in accordance with the Servicing Agreement.

     3. PAYMENTS IN RESPECT OF DEPOSITED LOANS. The parties hereto agree that amounts received in respect of the Deposited Loans (including, without limitation, payments from any obligors on Deposited Loans, claim payments from any Guarantor and Interest Benefit Payments and Special Allowance Payments, if applicable) shall be promptly paid over and deposited with the Trustee as directed by the Contractor in accordance with the Servicing Agreement.

     4. RELEASE OF COLLATERAL. The Custodian may release Deposited Loans and all related information and documentation held by the Custodian only as follows:

          (a) the Custodian may release to the applicable borrower at any time any Deposited Loan that has been paid in full;

          (b) the Custodian may release to an applicable Guarantor any Deposited Loan which is eligible for claim payment and with respect to which a claim is (or is to be) filed;

          (c) the Custodian may, in accordance with the provisions of this Custodian Agreement ("Safekeeping of the Deposited Loans"), release to the Trustee the Deposited Loans and any records, documents and instruments relating thereto, subject to the provisions of the Servicing Agreement; and

          (d) the Custodian may release any Deposited Loan if such release is required in compliance with a subpoena or other legal process served on the Custodian.

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     Except as described in this paragraph and except upon termination of this
Custodian Agreement, the Custodian will not release any Deposited Loans unless the Custodian is in receipt of written authorization from the Contractor, the Issuer or the Trustee.

     5. NO TRUSTEE LIABILITY. The Trustee shall not have any responsibility for loss or damage suffered by the Issuer with respect to any Deposited Loan delivered or released pursuant to this Custodian Agreement.

     6. TERMINATION OF THIS CUSTODIAN AGREEMENT. This Custodian Agreement shall remain in effect until the date on which the Servicing Agreement shall have expired or otherwise been terminated. Upon termination of this Custodian Agreement, the Deposited Loans and materials (as set forth in clause 2(a) herein) relating thereto in the possession of the Custodian shall be forthwith delivered to the party designated by the Contractor, subject to the terms of the Servicing Agreement. This Custodian Agreement shall not be subject to termination other than as specifically provided in this paragraph.

     7. INSPECTION RIGHTS. To the extent permitted by law, all records maintained by the Custodian with respect to the Deposited Loans shall be available for inspection or audit pursuant to the Servicing Agreement from time to time by the Trustee, the Contractor and the Issuer (or their respective designees) upon request of the Trustee, the Contractor or the Issuer, made with reasonable advance notice to the Custodian, such availability to include the right to examine and make copies of any documents relating to the Deposited Loans, with costs of same to be paid for by the Issuer or Contractor.

     8.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CUSTODIAN.

          (a) The Custodian agrees to accept delivery of the promissory notes and other documents pertaining to the Deposited Loans and to have and maintain continuous and exclusive possession and control over all documents evidencing the Deposited Loans delivered to it under this Custodian Agreement.

          (b) The Custodian shall exercise reasonable care and diligence in the possession, retention and protection of the Deposited Loans delivered to it hereunder. The Custodian accepts the custodial duties and responsibilities imposed upon it hereunder and agrees to perform such custodial duties and responsibilities in a sound and prudent manner consistent in all respects with sound custodial practices and principles.

          (c) The Custodian shall at all times during the term of this Custodian Agreement maintain insurance which shall include, but not be limited to, dishonesty of employees or other crimes resulting in the loss of the Deposited Loans and comprehensive general liability, including personal injury and loss or damage to documents.

          (d) The Custodian shall at all times maintain records indicating the borrower name and Social Security number, original note amount and date and maturity date, at a minimum, of all Deposited Loans which are delivered to it to hold as Custodian pursuant to this Custodian Agreement and indicating that such Deposited Loans have been pledged to the Trustee.

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          (e)  The Custodian makes no representation, express or implied, as to the effectiveness of the bailment hereunder for any purpose, including without limitation the perfection of any security interest.

     9. LIMITATION OF CUSTODIAN'S LIABILITY. The Custodian's liability under or with respect to this Agreement, and any duties set forth herein, or any certificate or document issued hereunder, shall be subject to the limitations of the Custodian's liability set forth in the Servicing Agreement with respect to the Custodian's servicing of the Deposited Loans.

     10.  MISCELLANEOUS.

     (a) No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any other agreement or instrument shall affect the Custodian or its duties hereunder.

          (b) This Custodian Agreement shall be binding upon the parties hereto and their successors, transferees and assigns, and shall inure to the benefit of and be enforceable by all parties hereto and their respective successors, transferees and assigns provided that the Custodian may not transfer, assign or terminate all or any part of this Agreement without the prior written consent of the Issuer and the Trustee. However, this Section 10(b) does not apply to instances wherein the Custodian assigns or transfers this Agreement to an affiliated company.

          (c) The Custodian acknowledges and agrees that its services under this Custodian Agreement are in addition to, and not in lieu of its services as servicer of the Deposited Loans under and pursuant to the Servicing Agreement.

          (d) This Custodian Agreement may be executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be an original; provided, however, that such counterparts shall together constitute but one and the same instrument.

          (e) Any provision of this Custodian Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be effective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity or enforceability or legality of such provision in any other jurisdiction.

          (f) THIS CUSTODIAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF COLORADO.

          (g) All notices, requests, demands and other communications under or in respect of this Custodian Agreement shall be in writing or shall be delivered or mailed, first class, postage prepaid, or sent by facsimile machine, to the parties at the following

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     addresses (or at such other address for a party as shall be specified by the party to whom addressed):

     If to the Issuer:        GMAC Education Loan Funding Trust-I
                              c/o Wilmington Trust Company, Delaware Trustee
                              Rodney Square North
                              1100 North Market Street
                              Wilmington, DE  19890
                              Attention:  Corporate Trust Administration
                              Telephone:  (302) 651-1000
                              Facsimile:  (302) 636-4140

                              With a copy to the Administrator:

                              GMAC Commercial Holding Capital Corp.
                              1801 California Street, Suite 3700
                              Denver, CO  80202
                              Attention: Ronald W. Page
                              Telephone: (303) 293- 8500
                              Facsimile: (303) 294-3280

     If to the Trustee:       Zions First National Bank
                              717 Seventeenth Street, Suite 301
                              Denver, CO  80202
                              Attention: Corporate Trust Department
                              Telephone: (720) 947- 7475
                              Facsimile: (720) 947-7480

     If to the Custodian:     [CUSTODIAN CONTACT INFORMATION]
                              Attention:________________
                              Telephone: (___) _________
                              Facsimile: (___) __________

          (h)  It is expressly understood and agreed by the parties hereto that
     (a) this Custodian Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it; (b) each of the representations, undertakings and agreement herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer; (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto; and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any

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     obligations, representation, warranty or covenant made or undertaken by the
     Issuer under this Custodian Agreement.

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     IN WITNESS WHEREOF, the parties have signed this Custodian Agreement as of the date first written above.

                                  ZIONS FIRST NATIONAL BANK, as Eligible Lender Trustee


                                  By
                                     -------------------------------------------
                                  Name
                                      ------------------------------------------
                                  Title
                                       -----------------------------------------


                                  [NAME OF CUSTODIAN], as Custodian


                                  By
                                      ------------------------------------------
                                  Name
                                      ------------------------------------------
                                  Title
                                       -----------------------------------------


                                  GMAC EDUCATION LOAN FUNDING TRUST-I, as Issuer


                                  By: WILMINGTON TRUST COMPANY, not in its
                                      individual capacity but solely as Delaware
                                      Trustee

                                  By
                                     -------------------------------------------
                                  Name
                                      ------------------------------------------
                                  Title
                                       -----------------------------------------

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